UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2010

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 19, 2010, ChinaCast Education Corporation (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

	Votes
Directors	For	Withheld	Broker Non-Votes
Ron Chan Tze Ngon	27,369,767	566,471	8,645,182
Michael Santos	27,137,655	798,583	8,645,182
Daniel Tseung	20,367,841	7,568,397	8,645,182
Justin Tang	18,154,338	9,781,900	8,645,182
Ned Sherwood	27,892,442	43,796	8,645,182

2.  Ratification of the Company’s Independent Auditors

The stockholders of the Company ratified the appointment of Deloitte Touche Tohmatsu CPA Ltd. as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2010, in accordance with the voting results listed below.

Votes
For	Against	Abstain
36,553,864	19,925	7,631

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2010	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer